UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2008
ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608

(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 21, 2008, at a regularly scheduled meeting, the Compensation Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) granted an option to purchase 45,000 shares of the Company’s common stock to each of the following named executive officers: David A. Rector, Senior Vice President and Chief Financial Officer; William C. Sinclair, Executive Vice President, Operations and Business Development; Genevieve C. Combes, Senior Vice President, Planning and Operations; and Robert J. Yakominich, Senior Vice President, Sales. Each stock option granted vests as to 25% of the shares on the first anniversary of the date of grant and then vests ratably on a monthly basis over the following three years, subject to the officer’s continued service to the Company on those dates. The options were granted at an exercise price of $4.97 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: May 22, 2008	By:	/s/ Larry S. Bercovich
Larry S. Bercovich
Vice President, General Counsel and Secretary